EXHIBIT 99.2

REGAL-BELOIT CORPORATION
ACQUISITION OF GE HVAC MOTORS AND CAPACITORS

TABLE OF CONTENTS

GE HVAC MOTORS AND CAPACITORS	Page

December 31, 2004, 2003 and 2002 (audited):

Independent Auditors’ Report	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5

Interim Statements for September 30, 2004 and 2003 (unaudited):

Consolidated Balance Sheets	I-1

Consolidated Statements of Operations	I-2

Consolidated Statements of Cash Flows	I-3

Notes to Consolidated Financial Statements	I-4

REGAL-BELOIT CORPORATION AND GE HVAC MOTORS AND CAPACITORS

Schedule I:
Pro-Forma Combined Condensed Balance Sheets as of September 28, 2004 (unaudited)	PF-1

Schedule II:
Pro-Forma Combined Statements of Income for the Year Ended December 31, 2003 (unaudited)	PF-2

Schedule III:
Pro-Forma Combined Statements of Income for the Nine Months Ended September 28, 2004 (unaudited)	PF-3

GE HVAC MOTORS AND CAPACITORS

Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(With Independent Auditors’ Report Thereon)

GE HVAC MOTORS AND CAPACITORS

Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

Independent Auditors’ Report

The Board of Directors and Stockholder
GE HVAC Motors and Capacitors:

We have audited the accompanying consolidated balance sheets of GE HVAC Motors and Capacitors as of December 31, 2004 and 2003, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GE HVAC Motors and Capacitors as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

February 3, 2005

KMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

GE HVAC MOTORS AND CAPACITORS

Consolidated Balance Sheets

December 31, 2004 and 2003

(In thousands of dollars)

	2004	2003
Assets

Current assets:
Cash	$13,689	7,830
Receivables:
Trade (note 1[f])	40,650	44,047
Other	10,807	11,179
Inventories (note 3)	50,465	46,026
Prepaid expenses and other assets	278	645

Total current assets	115,889	109,727

Property, plant, and equipment, net (note 4)	54,712	63,319
Goodwill (note 1[i])	6,452	6,320
Other non-current assets (note 1[j])	4,802	6,250

Total assets	$181,855	185,616

Liabilities and Stockholder’s Equity

Current liabilities:
Trade payables (note 2)	$36,115	27,402
Personnel related liabilities	5,526	7,193
Accrued expenses and other liabilities (note 6)	12,041	6,025

Total current liabilities	53,682	40,620

All other liabilities	1,645	1,632

Total liabilities	55,327	42,252

Stockholder’s equity:
Due to General Electric Company and affiliates	126,528	143,364

Total stockholder’s equity	126,528	143,364

Commitments and contingencies (notes 8 and 9)

Total liabilities and stockholder’s equity	$181,855	185,616

See accompanying notes to consolidated financial statements.

GE HVAC MOTORS AND CAPACITORS

Consolidated Statements of Operations

Years ended December 31, 2004, 2003 and 2002

(In thousands of dollars)

	2004	2003	2002
Net sales	$442,266	381,870	369,581
Cost of goods sold	346,838	298,782	273,496

Gross profit	95,428	83,088	96,085

Operating expenses:
Sales and marketing	2,951	3,130	2,893
General and administrative	47,559	46,065	46,689

Operating profit	44,918	33,893	46,503

Other expense	—	2	1,683
Interest (income) expense	(213)	177	925

Income before income tax	45,131	33,714	43,895

Income tax (note 7)	13,301	9,466	13,380

Net income	$31,830	24,248	30,515

See accompanying notes to consolidated financial statements.

GE HVAC MOTORS AND CAPACITORS

Consolidated Statements of Cash Flows

Years ended December 31, 2004, 2003 and 2002

(In thousands of dollars)

	2004	2003	2002
Cash flows from operating activities:
Net income	$31,830	24,248	30,515
Adjustments to reconcile net income to cash provided from operating activities
Depreciation and amortization of property, plant and equipment	14,438	13,203	12,620
Amortization of intangible assets	151	151	173
Loss (gain) on sale of property, plant and equipment	28	193	(745)
Loss on sale of joint venture	—	—	2,359
Decrease (increase) in trade receivables	3,397	2,499	(2,810)
Decrease (increase) in inventories	(4,439)	(2,925)	13,771
Increase (decrease) in trade payables	8,713	871	(3,789)
Decrease (increase) in other receivables	372	(170)	(2,420)
Increase in accrued expenses and other liabilities	6,016	992	199
Increase (decrease) in personnel related liabilities	(1,667)	2,010	(185)
All other operating flows	1,545	1,041	(1,193)

Cash provided from operating activities	60,384	42,113	48,495

Cash flows from investing activities:
Purchases of property and equipment	(5,892)	(13,003)	(13,329)
Proceeds from sale of property, plant and equipment	33	142	—

Cash used for investing activities	(5,859)	(12,861)	(13,329)

Cash flows from financing activities:
Net borrowings (payments) on short-term borrowings	—	(908)	(6,613)
Net transfers to General Electric Company and its affiliates	(48,666)	(21,406)	(28,509)

Cash used for financing activities	(48,666)	(22,314)	(35,122)

Increase (decrease) in cash	5,859	6,938	44

Cash – beginning of year	7,830	892	848

Cash – end of year	$13,689	7,830	892

See accompanying notes to consolidated financial statements.

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

(1) Summary of Significant Accounting Policies and Practices

(a)	Description of Business

GE HVAC Motors and Capacitors (the Company) includes product lines of the GE Motors and Controls business of the General Electric Company (GE). The Company manufactures premier motors and related components which are used in heating, ventilation, and air conditioning (HVAC) units. The Company operates one plant in the United States (Missouri) and three in other countries (Mexico and India). The Company also includes a washer motor manufacturing facility located in India. Most of the Company’s customers operate in the fans and capacitors industries in the United States. The Company’s raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its related GE subsidiaries. All significant intercompany balances and transactions, including profit and loss as a result of those transactions, have been eliminated in consolidation.

(c)	Sale of Company

The amounts shown herein represent the consolidated financial statements of the Company through close of business on December 31, 2004. Effective at 11:59PM on December 31, 2004, the Company was sold by GE to a third party. Information regarding the sale is included in the purchase agreement dated November 14, 2004 and subsequent amendments.

(d)	Foreign Currency

Assets and liabilities of foreign operations have been translated into United States dollars at the applicable rates of exchange in effect at the end of the period and any resulting translation gains and losses are included as a component of Due to General Electric Company and affiliates. Revenues and expenses have been translated at the applicable weighted average rates of exchanges in effect during the period. Aggregate gains (losses) on foreign currency transactions for the years ended December 31, 2004, 2003 and 2002 were $375, $(81), and $602, respectively. These amounts are included in the consolidated statements of operations.

(e)	Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Net sales to one nonrelated customer in 2004, 2003, and 2002 represented approximately 28%, 28%, and 24% of net sales, respectively. Receivables from this customer at December 31, 2004 and 2003 represented approximately 34% of trade receivables at each year end. Net sales to the second largest nonrelated customer in 2004, 2003, and 2002 represented 15%, 16%, and 13% of net sales, respectively. Receivables from this customer at December 31, 2004 and 2003 represented approximately 9% and 17% of trade receivables, respectively. Net sales to the next largest nonrelated

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

customer in 2004, 2003 and 2002 were 14% , 11% and 10% respectively. There was one additional customer as December 31, 2004 with receivables representing 10% of trade receivables.

(f)	Trade Receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing trade receivables. The Company determines the allowance based on the customers’ financial status and historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts at December 31, 2004 and 2003 was $815 and $795, respectively.

The Company’s trade receivables are subject to GE’s securitization agreement. Under the terms of the agreement, GE has the ability to sell certain receivables on an ongoing basis, continues to service the receivables, and is subject to certain recourse provisions. The sale of the receivables is accounted for under Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. As of December 31, 2004 and 2003, GE recorded adjustments to reduce trade receivables by $11,007 and $18,069, respectively, for receivables sold through the agreement. As of December 31, 2004 and 2003, $11,007 and $781, respectively were factored through GE Capital Services (GECS). Neither GE nor GECS charge the Company for any expenses related to the securitization agreements.

(g)	Inventories

Inventories are stated at the lower of cost or net realizable values. Cost for U.S. inventories is determined on a last-in, first-out method (LIFO) basis. Cost for non-U.S. inventories is determined on a first-in, first-out (FIFO) basis.

(h)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated on accelerated methods using the estimated useful lives of the assets over lives of eight to forty years for buildings, structures and improvements, four to twenty years for machinery and equipment, and five years for software. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or estimated useful life of the asset. The Company capitalized internally developed software costs of $1,006 as of December 31, 2003, which is included in computer software. Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for replacement or betterment are capitalized and depreciated over their estimated useful lives.

(i)	Goodwill

The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

(j)	Other Non-Current Assets

Other non-current assets consist of a note receivable from a vendor and other intangible assets. The note receivable balance is $4,101 and $5,480 as of December 31, 2004 and 2003, respectively, with monthly interest and principal payments through December 2008.

The Company has other intangible assets of $701 and $852 (net of accumulated amortization of $1,560 and $1,409) included in other non-current assets as of December 31, 2004 and 2003, respectively. This asset represents a noncompete agreement and trademark, which are being amortized over their estimated useful lives of 15 years. Amortization expense for amortizing these intangible assets was $151, $151, and $173 for the years ended December 31, 2004, 2003 and 2002, respectively. Estimated amortization expense for each of the next four years is $151, respectively, then reducing to $97 in 2009.

(k)	Income Taxes

The results of the Company’s operations are included in GE’s consolidated U.S. federal and certain state and local income tax returns. The Company also files non U.S. income tax returns for certain of its operations. GE allocates income tax benefits and charges to the Company as if the Company were filing its tax return on a stand-alone basis, using the asset and liability method. The tax benefits and charges from non-U.S. operations and those allocated to the Company by GE are for the account and responsibility of GE. Deferred tax assets and liabilities have been reclassified as a component of Due to General Electric Company and affiliates.

(l)	Pension and Other Postretirement Plans

The employees and retirees of the Company and its affiliates participate in employee benefit plans maintained by GE and its affiliates. The benefit plans for U.S. employees are discussed below. Other plans are not significant individually or in the aggregate.

Pension Benefits — The principal pension plan benefits are provided under the GE Pension Plan, a defined benefit plan, which provides benefits to certain employees of the Company based on the greater of a formula recognizing career earnings or a formula recognizing length of service and final average earnings. Eligible employees also may participate in the GE Savings and Security Program, a defined contribution plan. Under this plan, eligible employees may invest a portion of their earnings (up to 17%, with GE matching up to 3.5% of the employees’ earnings) in various program funds.

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

Health and Life Benefits — The principal retiree health and life plan benefits are covered under the GE Life, Disability and Medical Plan, a health and welfare plan, which provides benefits to pay medical expenses, dental expenses, flexible spending accounts for otherwise unreimbursed expenses, short-term disability benefits, and life and accidental death and dismemberment insurance benefits. Retirees share in the cost of healthcare benefits.

The cost of employee benefits described above, which have been billed by GE to the Company, based upon a percentage of compensation, was $5,561, $5,003, and $4,371 for the years ended December 31, 2004, 2003 and 2002, respectively.

(m)	Stock Option Plan

Certain employees of the Company participate in GE stock option plans. The options related to these employees and any resulting liability or cost is the responsibility of GE.

(n)	Derivative Instruments and Hedging Activities

On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133. SFAS Nos. 133 and 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values and changes in the fair value are recognized immediately in income, unless the derivatives qualify as hedges of cash flows. During the years ended December 31, 2004, 2003 and 2002, the Company did not hold any significant derivative instruments. GE holds certain derivative instruments on behalf of the Company. These instruments are not recorded on the balance sheet of the Company, however the realized gains or losses are assessed to the Company and have been included in the consolidated statements of operations.

(o)	Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash, accounts receivables and accounts payable. Their carrying amounts approximate fair value.

(p)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

(q)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not have an effect on the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

(r)	Recently Adopted Accounting Standards

In December 2003, FASB Statement No. 132 (revised), Employers’ Disclosures about Pensions and Other Postretirement Benefits, was issued. Statement 132 (revised) prescribes employers’ disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003.

(2)	Related Party Transactions

Trade payables as of December 31, 2004 and 2003 resulting from activity with GE were $25,440 and $23,210, respectively. Included in these balances were amounts due to GECS related to the Company’s participation in a program to manage its vendor remittance process. The program allows the Company’s vendors to receive payment from GECS before the invoice due date in exchange for a discount, while the Company makes payment to GECS on the original due date of the invoice. Program amounts included in December trade payable balance were $3,497 and $5,204 as of December 31, 2004 and 2003. Trade receivables as of December 31, 2004 and 2003 resulting from activity with GE were $0 and $141, respectively.

Due to GE and affiliates principally represents the Company’s cumulative earnings, translation effects and cash distributions from operations to GE in excess of amounts charged by GE to the Company for services, employee related benefits and other items and is reflected as a component of stockholder’s equity.

Several of the Company’s non-U.S. entities participate in a pooled treasury operation with GE. As part of this pooled activity, the Company earns interest on balances on deposit with GE and pays interest when local operations borrow money from the pool. The net interest earned is reflected in the consolidated statements of operations.

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

GE and its subsidiaries provide a variety of services to the Company. Certain services, such as administering employee benefit plans and paying related claims, provision of voice and data networking, outsourcing of certain functions, environmental remediation, and other corporate services and headquarters’ overhead, are charged to the Company as utilized by the Company. Billings for these services approximated $41,100 for each of the years ended December 31, 2004, 2003 and 2002. Management of the Company believes that costs to provide these services on a stand-alone basis would be approximately $27,775 (unaudited) on an annual basis.

(3)	Inventories, net

Inventories, net as of December 31 include the following:

	2004	2003
Raw materials and work in process	$26,381	27,684
Finished goods	42,540	35,124
Consigned inventory	2,993	2,640

	71,914	65,448

Less revaluation to LIFO	(21,449)	(19,422)

	$50,465	46,026

LIFO revaluations are split among three pools. Revaluations were $21,449, $19,422, and $19,545 in 2004, 2003, and 2002, respectively.

(4)	Property, Plant, and Equipment

Property, plant, and equipment consist of the following as of December 31:

	2004	2003
Land and improvements	$1,039	1,039
Buildings, structures, and related equipment	21,656	19,518
Machinery and equipment	147,622	158,152
Computer software	1,989	2,096
Leasehold improvements	2,480	2,487
Construction-in-process	1,512	4,592

	176,298	187,884

Less accumulated depreciation and amortization	(121,586)	(124,565)

	$54,712	63,319

Total depreciation and amortization expense for the years ended December 31, 2004, 2003, and 2002 was $14,438, $13,203, and $12,620, respectively.

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

Net property and equipment, based upon the location of the Company’s operating units, is as follows at December 31:

	2004	2003
Mexico	$19,580	25,894
United States	19,839	21,791
India	15,293	15,634

	$54,712	63,319

(5)	Borrowings

The Company’s India plant maintains a credit facility for working capital needs. As of December 31, 2004, related credit facilities were in place allowing for a maximum borrowing of approximately $14,320 with interest rates ranging from 12 % to 16%. Borrowings were zero at December 31, 2004 and 2003.

(6)	Accrued Expenses and Other Liabilities

The following represents a summary of accrued expenses and other liabilities at December 31:

	2004	2003
Utilities and lagging expenses	$5,522	2,675
Contractual rebates due customers	6,324	3,215
Other	195	135

	$12,041	6,025

(7)	Income Taxes

Reconciliation of the effective rate of the provision for income taxes to the statutory rate is as follows:

	2004	2003	2002
Statutory U.S. federal income tax rate	35.0%	35.0%	35.0%
Increase (reduction) in rate resulting from:
State and local income taxes, net of Federal income tax benefit	(0.3)%	(3.1)%	(0.4)%
Tax differential on foreign earnings	(3.6)%	(0.5)%	(3.0)%
Export tax benefit	(1.6)%	(3.5)%	(1.3)%
Other	—	0.2%	0.2%

	29.5%	28.1%	30.5%

(Continued)

GE HVAC MOTORS AND CAPACITORS

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(In thousands of dollars)

(8)	Leases

The Company is a lessee under several noncancelable operating leases, primarily for buildings and equipment. These leases generally contain renewal options for periods ranging from three to six years and require the Company to pay all executory costs such as maintenance and insurance. The Company is also a lessee under various cancelable operating lease arrangements for automobiles and computer and office equipment. Rent expense for all leases during 2004, 2003, and 2002 was $2,018, $1,738, and $1,436, respectively.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2004 are:

		Related
	External	Party	Total
Year ending December 31:
2005	$858	219	1,077
2006	784	211	995
2007	753	193	946
2008	472	162	634
2009	466	—	466
Thereafter	—	—	—

Total minimum lease payments	$3,333	785	4,118

(9)	Commitments and Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

GE HVAC MOTORS and CAPACITORS
Consolidated Balance Sheets
For Nine Months Ended September 30, 2004 and September 30, 2003
Unaudited
(in thousands of dollars)

	2004	2003
Assets
Current Assets
Cash	$8,500	$4,700
Receivables	57,000	54,700
Inventories	44,800	46,200
Prepaid expenses and other assets	3,300	4,600

Total current assets	113,600	110,200

Property, plant and equipment, net	54,800	60,800
Goodwill	6,200	6,100
Other non-current assets	5,100	6,900

Total assets	179,700	184,000

Liabilities and Stockholder’s Equity
Current Liabilities
Trade payables	$32,500	$32,500
Personnel related liabilities	8,500	6,200
Accrued expenses and other liabilities	9,600	2,900

Total current liabilities	50,600	41,600
All other liabilities	1,700	700

Total liabilities	52,300	42,300

Stockholder’s equity:
Due to General Electric Company and affiliates	127,400	141,700

Total stockholder’s equity	127,400	141,700

Total liabilities and stockholder’s equity	$179,700	$184,000

See accompanying notes to consolidated financial statements.

GE HVAC MOTORS and CAPACITORS
Consolidated Statements of Operations
For Nine Months Ended September 30, 2004 and September 30, 2003
Unaudited
(in thousands of dollars)

	2004	2003
Net sales	$338,207	$290,194
Cost of goods sold	257,432	227,888

Gross profit	80,775	62,306

Operating expenses:
General and administrative, sales and marketing	37,810	37,492

Operating profit	42,965	24,814

Interest expense	75	95

Income before income tax	42,980	26,719

Income tax	12,653	8,020

Net income	$30,237	$16,699

See accompanying notes to consolidated financial statements

GE HVAC MOTORS and CAPACITORS
Consolidated Statements of Cash Flows
For Nine Months Ended September 30, 2004 and September 30, 2003
Unaudited
(in thousands of dollars)

	2004	2003
Cash flows from operating activities:
Net income	$30,237	$16,699
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization of property, plant and equipment	10,100	10,400
Amortization of other non-current assets
(Increase) decrease in trade and other receivables	(1,744)	1,600
Decrease (increase) in inventories	1,226	(3,800)
Increase in trade payables	5,098	8,700
Increase (decrease) in personnel related, accrued expenses & others	6,100	(4,839)

Cash used in operating activities	51,017	28,760

Cash flows from investing activities:
Purchases of property and equipment	(1,581)	(9,800)

Cash used for investing activities	(1,581)	(9,800)

Cash flows from financing activities:
Net transfers to General Electric Company and its affiliates	(48,766)	(15,144)

Cash provided by financing activities	(48,766)	(15,144)

(Decrease) increase in cash	670	3,816

Cash – beginning of year	7,830	884

Cash – end of period	$8,500	$4,700

See accompanying notes to consolidated financial statements.

GE HVAC MOTORS and CAPACITORS
Notes to Consolidated Financial Statements
September 30, 2004
Unaudited
(in thousands of dollars)

1. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of GE HVAC Motors and Capacitors and its affiliates and have been prepared without audit. All adjustments which are believed to be necessary for a fair statement of the results for the interim periods presented have been reflected and are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted.

2. INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost for all but an immaterial portion of the company’s inventories was determined using the last-in, first-out (FIFO) method. If all inventories were valued on the first-in, first-out (FIFO) method, they would have increased by $19,100 and $19,000 as of September 30, 2004 and 2003, respectively.

3. RELATED PARTY TRANSACTIONS

GE and its subsidiaries provide a variety of services to HVAC Motors and Capacitors. Such services are charged to HVAC Motors and Capacitors as utilized by them. Billings for these services were included in these interim statements at $30,825 for each of the nine-month interim periods ending in September 2004 and 2003.

4. INCOME TAXES

The effective income tax rate for the period ending September 30, 2003 was 32.4% and for the period ending September 30, 2004 was 29.4%.

Schedule I

REGAL-BELOIT CORPORATION AND GE HVAC MOTORS AND CAPACITORS
Pro-Forma Combined Condensed Balance Sheets as of September 28, 2004
Unaudited ($000)

The following unaudited pro-forma combined balance sheets give effect to the purchase by REGAL-BELOIT Corporation of selected assets of General Electric Company, such assets collectively known as GE Heating, Ventilation and Air Conditioning (HVAC) Motors and Capacitors (“HVAC Motors and Capacitors”) operations of GE Consumer and Industrial, which purchase took place on December 31, 2004. This pro-forma presentation is as of the most recent public filing date of REGAL-BELOIT Corporation, September 28, 2004. The presentation combines the unaudited REGAL-BELOIT September 28, 2004 balance sheet and the unaudited HVAC Motors and Capacitors September 30, 2004 balance sheet. These balance sheets should be read in conjunction with the pro-forma combined statements of income and notes thereto included elsewhere herein. Pro-forma data is presented for comparative purposes only and is not necessarily indicative of what the combined financial condition will be in the future, or as of the dates for which this pro-forma is presented. The Adjustments reflect reflect preliminary estimates which will be updated at later dates.

	Historical		Pro-Forma
	REGAL-BELOIT	GE HVAC Motors	Adjustments
	Corporation (8)	and Capacitors	Add (Deduct)			Combined
Assets
Current Assets:
Cash and Cash Equivalents	$20,834	$8,500				$29,334
Net Accounts Receivable	$124,196	$57,000				$181,196
Inventories	$166,702	$44,800		$23,100	(1)	$234,602
Other Current Assets	$17,836	$3,300				$21,136

Total Current Assets	$329,568	$113,600		$23,100		$466,268
Net Property, Plant and Equipment	$173,881	$54,800		$10,000	(2)	$238,681
Goodwill and Purchased Intangibles	$340,212	$6,200		$245,100	(3)	$591,512
Other Noncurrent Assets	$21,962	$5,100				$27,062

Total Assets	$865,623	$179,700		$278,200		$1,323,523

Liabilities and Shareholders’ Investment
Current Liabilities:
Accounts Payable	$60,724	$32,500				$93,224
Income Taxes Payable	$11,987	$0				$11,987
Accrued Compensation and Benefits	$26,559	$8,500				$35,059
Other Current Liabilities	$24,796	$9,600		$10,000	(4)	$44,396

Total Current Liabilities	$124,066	$50,600		$10,000		$184,666
Long-term Debt	$275,285	$0		$270,000	(5)	$545,285
Deferred Income Taxes	$46,188	$0		$(4,400	)(6)	$41,788
Other Noncurrent Liabilities	$11,106	$1,700				$12,806
Minority Interest in Consolidated Subsidiaries	$6,818	$0				$6,818
Shareholders’ Investment	$402,160	$127,400	$(127,400)	$130,000	(7)	$532,160

Total Liabilities and Shareholders’ Investment	$865,623	$179,700		$278,200		$1,323,523

Notes to Pro-Forma Combined Condensed Balance Sheets

(1)	Elimination of HVAC Motors and Capacitors LIFO reserve (+$19,100); estimated write-up of inventory to fair market value (+$6,000) less additional obsolescence reserves (-$2,000).

(2)	Estimated write-up of property, plant and equipment to fair market value.

(3)	Goodwill represents the difference in the approximate $400,000 purchase price of HVAC Motors and Capacitors and the net asset value acquired, after purchase accounting adjustments. Includes values that may be classified as intangible assets after identification and appraisal of intangibles is completed.

(4)	Estimated liabilities to be established, primarily relating to employee benefit costs and facility rationalization costs.

(5)	Funds borrowed to pay the cash portion of the HVAC Motors and Capacitors purchase price.

(6)	Represents the tax effect of the accrued liabilities and additional inventory obsolescence reserves.

(7)	To eliminate GE’s intercompany equity of $127,400 in HVAC Motors and Capacitors and to record $130,000 value of REGAL-BELOIT stock issued to GE as part of the purchase price.

(8)	The balance sheet of GE Commercial AC Motors (CAC), acquired by the Company on August 30, 2004, is included as part of REGAL-BELOIT Corporation.

PF-1

Schedule II

REGAL-BELOIT CORPORATION AND GE HVAC MOTORS AND CAPACITORS
Pro-Forma Combined Statements of Income for the Year Ended December 31, 2003
Unaudited ($000)

The following unaudited pro-forma combined statements of income were prepared as if the acquisition of the Heating, Ventilation and Air Conditioning (HVAC) Motors and Capacitors operations of General Electric Company (“HVAC Motors and Capacitors”) was effective as of January 1, 2003. The pro-forma statements of income include the historical results of REGAL-BELOIT Corporation and HVAC Motors and Capacitors giving effect to the acquisition. The pro-forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future. (See notes below.) These pro-forma statements should be read in conjunction with the historical statements of REGAL- BELOIT and GE HVAC Motors and Capacitors.

	Year Ended December 31, 2003
	Historical			Pro-Forma
	REGAL-BELOIT	GE Commercial	GE HVAC Motors	Adjustments
	Corporation	AC Motors(CAC)(7)	and Capacitors	Add (Deduct)			Combined
Net Sales	$619,098	$144,904	$381,870				$1,145,872
Cost of Sales	$472,343	$119,934	$298,782	$(8,930	)(1)		$882,129

Gross Profit	$146,755	$24,970	$83,088	$8,930			$263,743
Operating Expenses	$99,529	$20,893	$49,195	$(9,993	)(2)		$159,624

Income from Operations	$47,226	$4,077	$33,893	$18,923			$104,119
Interest Expense	$6,462	$0	$179	$9,719	(3)		$16,360
Interest Income	$79	$143	$0	$(143	)(4)		$79

Income Before Taxes and Minority Interests	$40,843	$4,220	$33,714	$9,061			$87,838
Provision for Income Taxes	$14,792	$532	$9,466	$5,932	(5)		$30,722

Income Before Minority Interests	$26,051	$3,688	$24,248	$3,129			$57,116
Minority Interests in Income, Net of Tax	$845	$1,019	$0				$1,864

Net Income	$25,206	$2,669	$24,248	$3,129			$55,252

Net Income Per Share	$1.00						$1.85

Average Shares Outstanding – Diluted	25,246,088					(6)	29,806,088

Notes to Pro-Forma Combined Statements of Income

The above pro-forma statements do not reflect the synergies (examples: cost reduction or improvement opportunities, additional sales opportunities) or any non-recurring charges projected by management in the future as a result of the HVAC Motors and Capacitors acquisition. (This is a forward looking statement. Please see the Cautionary Statement in this 8-K/A filing.)

(1)	To revise depreciation expense based on extended useful lives and fair market value estimates, (-$5,730 HVAC) and (-$3,200 CAC).

(2)	To eliminate GE intercompany corporate charges, (-$13,325 HVAC) and (-$3,368 CAC); to add estimated amortization of intangible assets (+$5,000 HVAC), (+$1,700 CAC).

(3)	To reflect interest expense on the loans made to finance the HVAC Motors and Capacitors and CAC acquisitions. An interest rate of 2.75% was utilized to approximate the rate in 2003, (+$7,619 HVAC) and (+$2,100 CAC).

(4)	To eliminate GE interest income for CAC.

(5)	To reflect REGAL-BELOIT’s full 36% effective tax rate on HVAC Motors and Capacitors and CAC income before taxes and minority interests; to reflect tax effect of Adjustments, (+$5,315 HVAC) and (+$1,932 for CAC)

(6)	Reflects the issuance of 4.56 million shares to GE as partial payment of the acquisition purchase price.

(7)	CAC was acquired by the Company on August 30, 2004. This column shows the CAC income statement for 2003.

PF-2

Schedule III

REGAL-BELOIT CORPORATION AND GE HVAC MOTORS AND CAPACITORS
Pro-Forma Combined Statements of Income for the Nine Months Ended September 28, 2004
Unaudited ($000)

The following unaudited pro-forma combined statements of income were prepared as if the acquisition of the Heating, Ventilation and Air Conditioning (HVAC) Motors and Capacitors operations of General Electric Company (“HVAC Motors and Capacitors”) was effective as of January 1, 2004. The pro-forma statements of income include the historical results of REGAL-BELOIT Corporation and HVAC Motors and Capacitors giving effect to the acquisition. The pro-forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future. (See notes below.) These pro-forma statements should be read in conjunction with the historical statements of REGAL- BELOIT and GE HVAC Motors and Capacitors.

	Nine Months Ended September 28, 2004
	Historical			Pro-Forma
	REGAL-BELOIT	GE Commercial	GE HVAC Motors	Adjustments
	Corporation	AC Motors(CAC)(7)	and Capacitors	Add (Deduct)			Combined
Net Sales	$534,624	$96,405	$338,207				$969,236
Cost of Sales	$412,652	$79,099	$257,432	($6,600)	(1)		$742,583

Gross Profit	$121,972	$17,306	$80,775	$6,600			$226,653
Operating Expenses	$79,763	$15,215	$37,810	($6,559)	(2)		$126,229

Income from Operations	$42,209	$2,091	$42,965	$13,159			$100,424
Interest Expense	$4,558	$0	$75	$8,290	(3)		$12,923
Interest Income	$87	$95	$0	($95)	(4)		$87

Income Before Taxes and Minority Interests	$37,738	$2,186	$42,890	$4,774			$87,588
Provision for Income Taxes	$12,996	$437	$12,653	$4,857	(5)		$30,943

Income Before Minority Interests	$24,742	$1,749	$30,237	($83)			$56,645
Minority Interests in Income, Net of Tax	$1,326	$660	$0				$1,986

Net Income	$23,416	$1,089	$30,237	($83)			$54,659

Net Income Per Share	$0.94						$1.85

Average Shares Outstanding – Diluted	24,893,397					(6)	29,537,674

Notes to Pro-Forma Combined Statements of Income

The above pro-forma statements do not reflect the synergies (examples: cost reduction or improvement opportunities, additional sales opportunities) or any non-recurring charges projected by management in the future as a result of the HVAC Motors and Capacitors acquisition. (This is a forward looking statement. Please see the Cautionary Statement in this 8-K/A filing.)

(1)	To revise depreciation expense based on extended useful lives and fair market value estimates, (-$4,300 HVAC) and (-$2,300 CAC).

(2)	To eliminate GE intercompany corporate charges, (-$8,883 HVAC) and (-$2,526 CAC); to add estimated amortization of intangible assets (+$3,750 HVAC), (+1,100 CAC).

(3)	To reflect interest expense on the loans made to finance the HVAC Motors and Capacitors and CAC acquisitions. An interest rate of 3.25% was utilized to approximate the rate in 2004. (+$6715 HVAC) and (+$1,575 CAC).

(4)	To eliminate GE interest income for CAC.

(5)	To reflect REGAL-BELOIT’s full 36% effective tax rate on HVAC Motors and Capacitors and CAC income before taxes; to reflect tax effect of Adjustments. (+$3,305 HVAC) and (+$1,090 CAC)

(6)	Reflects the issuance of 4.56 million shares to GE as partial payment of the acquisition purchase price.

(7)	CAC was acquired by the Company on August 30,2004. The month of September is included under “REGAL-BELOIT”. Eight months pro-forma income statement information is included in this column.

PF-3